Exhibit 10.2

FIRST AMENDMENT TO
RIGHTS AGREEMENT
BETWEEN
ONLINE RESOURCES CORPORATION
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY

     This First Amendment to Rights Agreement (the “Amendment”) is made as of this      day of June, 2003 by and between Online Resources Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company as rights agent (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).

     WHEREAS, the Company has entered into several Stock Purchase Agreements dated as of June 6, 2003 by and between the Company and one or more investors affiliated with Federated Investors, Inc. (the “Purchase Agreements”), pursuant to which (i) the Company will sell to up to an aggregate of 636,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Purchased Shares”) and (ii) the Company may be required to issue under such Purchase Agreements up to an aggregate of 190,800 shares of the Company’s Common Stock in the event of a Registration Default (as defined in the Purchase Agreements) (the “Penalty Shares,” and together with the Purchased Shares, the “Shares”);

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of January 11, 2002 (the “Rights Agreement”); and

     WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Purchase Agreement and the issuance and sale of the Shares, and the Company and the Rights Agent have executed and delivered this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.     The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

     “Notwithstanding the foregoing, neither Federated Investors, Inc. nor any affiliate thereof (collectively, “Federated”) shall be or become an Acquiring Person by reason of (i) the execution or delivery of the Stock Purchase Agreements dated as of June 6, 2003 by and between the Company and Federated (the “Purchase Agreements”) or (ii) the purchase (or other receipt) of shares of Common Stock of the Company pursuant to the terms and conditions of the Purchase Agreements.”

     2.     The definition of “Stock Acquisition Date” set forth in Section 1(kk) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

     “Notwithstanding anything else set forth in this Agreement, a Stock Acquisition Date shall not be deemed to have occurred by reason of (i) the execution or delivery of the Purchase Agreements or (ii) the purchase (or other receipt) of shares of Common Stock of the Company pursuant to the terms and conditions of the Purchase Agreements.”

     3.     The definition of “Triggering Event” set forth in Section 1(pp) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

     “Notwithstanding anything else set forth in this Agreement, a Triggering Event shall not be deemed to have occurred by reason of (i) the execution or delivery of the Purchase Agreements or (ii) the purchase (or other receipt) of shares of Common Stock of the Company pursuant to the terms and conditions of the Purchase Agreements.”

     4.     Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

     “Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution or delivery of the Purchase Agreements or (ii) the purchase (or other receipt) of shares of Common Stock of the Company pursuant to the terms and conditions of the Purchase Agreements.”

     5.     The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms, until terminated as provided in the Rights Agreement as so amended.

     6.     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     IN WITNESS WHEREOF, the parties herein have caused this First Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:		ONLINE RESOURCES CORPORATION

By:		By:

Name:	Catherine A. Graham	Name:	Matthew P. Lawlor
Title:	Executive Vice President and Chief Financial Officer	Title:	Chairman and Chief Executive Officer

Attest:		AMERICAN STOCK TRANSFER & TRUST COMPANY

By:		By:

Name:		Name:
Title:		Title:

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